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USGlobalNanospace

FOR IMMEDIATE RELEASE

Contacts: Amy Power                                        Troy Scheer
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                  US GLOBAL NANOSPACE ANNOUNCES RADOME SALES TO
              BELL HELICOPTER AND NEW ORDERS FROM AGUSTA AEROSPACE

(Carson City, Nevada) Tuesday, August 9, 2005 - US Global Nanospace, Inc. (OTCBB: USGA.OB) today announced the sale and delivery of 10 radomes to Bell Helicopter, a subsidiary of Textron Inc. (NYSE: TXT), completed last month, and the receipt of new orders from Agusta Aerospace Corporation, the U.S. subsidiary of AgustaWestland, for 12 radomes with deliveries scheduled to take place in 2005. The combined total revenues that US Global Nanospace expects to recognize in its current fiscal year from these transactions are approximately $220,000.

"As leading producers of commercial and military aircraft, Bell Helicopter and Augusta Aerospace's use of our radomes is an indication of the value they place on these products," said US Global Nanospace's Chief Executive Officer, Carl Gruenler.

Radomes are a protective fairing typically found on aircraft to protect radar antenna. US Global Nanospace has developed radomes that are designed to allow efficient radar signal transmission. The radomes supplied to Bell Helicopter and Agusta Aerospace are for the Bell 212/412 and the Agusta AB212/412 Series helicopters, respectively.

About US Global Nanospace
US Global Nanospace, Inc. is a solutions oriented research and development company that specializes in identifying, developing, and commercializing advanced new technologies and products for integration into the defense and health and safety markets.

US Global Nanospace uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials, to create products that address high performance issues, and focuses its commercial efforts on licensing its products to strategic partner companies that have the resources to manufacture, market or integrate its products on a commercial scale.

US Global's products include All-Clear(TM) Chem/Bio Decon Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX and Radomes.

More information about US Global Nanospace can be viewed at http://www.usgn.com/.

About Agusta Aerospace
Agusta Aerospace Corporation is the U.S. subsidiary of AgustaWestland, a Finmeccanica company with primary operations in Italy, the United Kingdom and the United States offering a range of products designed to satisfy the most diverse requirements of civil and military customers.

                                     -More-

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USGN Radome Sales/2

About Bell Helicopter
Bell Hellicopter, a subsidiary of Textron Inc., is a $1.6 billion leading producer of commercial and military helicopters, and the pioneer of the revolutionary tiltrotor aircraft. Globally recognized for customer service, innovation and superior quality, Bell's global workforce of over 7,500 employees serves customers flying Bell aircraft in over 120 countries.


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Safe Harbor

This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB before the year ended March 31, 2005. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.